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                SALOMON BROTHERS FIXED INCOME STRATEGIC FUND INC

                              ARTICLES OF AMENDMENT

         SALOMON BROTHERS FIXED INCOME STRATEGIC FUND INC, a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by deleting existing ARTICLE II in its entirety and substituting in lieu thereof a new Article to read as follows:

                                   ARTICLE II

                                      NAME
                                      ----

                    The name of the corporation (which is hereinafter called the "Corporation") is "Salomon Brothers Emerging Markets Debt Fund Inc.".

         SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.

         THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the sole Director of the Corporation and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

         FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland.

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         IN WITNESS WHEREOF, SALOMON BROTHERS FIXED INCOME STRATEGIC FUND INC
has caused these presents to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and witnessed by its Secretary on October 3, 2003.

WITNESS:                         SALOMON BROTHERS FIXED INCOME
                                 STRATEGIC FUND INC



  /s/ Christina T. Sydor         By:  /s/ R. Jay Gerken
------------------------------        ------------------------------------------
    Christina T. Sydor                    R. Jay Gerken
    Secretary                             Chairman and Chief Executive Officer



         THE UNDERSIGNED, Chairman and Chief Executive Officer of SALOMON BROTHERS FIXED INCOME STRATEGIC FUND INC, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                      /s/ R. Jay Gerken
                                      ------------------------------------------
                                          R. Jay Gerken
                                          Chairman and Chief Executive Officer